UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 4, 2018

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

CommScope Holding Company, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on May 4, 2018.  The matters that were voted upon at the Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below, based upon 191,896,322 total shares eligible to vote at the meeting.

At the Meeting, the stockholders elected three Class II directors, each for a term expiring at the Company’s 2021 Annual Meeting of Stockholders, and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.  The stockholders also approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers for 2017.

(1)	Election of Class II Directors:
	Name of Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
	Austin A. Adams	170,660,315	1,937,972	224,328	4,663,228
	Stephen C. Gray	170,449,541	2,148,745	224,329	4,663,228
	L. William Krause	169,826,943	2,770,843	224,829	4,663,228

		Votes For	Votes Against	Abstentions
(2)	Ratification of Independent Registered Public Accounting Firm for 2018:	176,827,743	436,261	221,839

		Votes For	Votes Against	Abstentions	Broker Non-Votes
(3)	Non-binding advisory approval of the compensation of the Company's named executive officers:	167,949,167	4,496,842	376,606	4,663,228

On May 4, 2018, the Company issued a press release announcing the results of the Meeting.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	EXHIBITS
99.1	Press Release of CommScope Holding Company, Inc. dated May 4, 2018.

EXHIBIT INDEX

Exhibit No.	Item
99.1	Press Release of CommScope Holding Company, Inc. dated May 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 4, 2018

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President,
General Counsel and Secretary

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